EXHIBIT 99.1




Gasco
------
Energy


For Immediate Release on Thursday, November 3, 2005
                    GASCO ENERGY ANNOUNCES THIRD QUARTER 2005
                        FINANCIAL AND OPERATIONAL RESULTS

DENVER - November 3, 2005 - (PRNewswire) - Gasco Energy (AMEX: GSX) today reported its financial and operating results for the quarter and nine months ended September 30, 2005.

Financial Results
For the first time in company history, Gasco reported net income for a reporting period. Net income for the third quarter 2005 was $643,000, or $0.01 per share, as compared to a net loss for the third quarter of 2004 of $564,000 or $0.01 per share. All per share figures are basic and diluted. Total revenues grew by 446% to a company-record $4.7 million, as compared to $860,000 in the same period in 2004. The growth in total revenue is attributed to higher commodity prices received, increased production and growing gathering system revenues.

Oil and gas sales for the third quarter 2005 were a company record $4.0 million as compared to $817,000 for the same period in 2004. The company attributes the 390% increase in oil and gas sales to higher sales volumes and an increase in average commodity prices received.

9-month Period
Gasco reported a net loss for the nine months ended September 30, 2005 of approximately $2.1 million, or $0.03 per share, as compared to a net loss for the same period in 2004 of $1.9 million or $0.03 per share. Total revenues grew by 250% to another company record $8.5 million, as compared to $2.4 million in the same period in 2004. The growth in total revenue is attributed to higher commodity prices received, increased production and growing gathering system revenues.

Oil and gas sales for the nine-month period of 2005 were $6.6 million as compared to $2.3 million for the same period in 2004. The company attributes the 186% increase in oil and gas sales to higher average commodity prices received in the second and third quarters of 2005 and to higher sales volumes in the nine-month period of 2005.

Net cash provided by operating  activities  for the nine months ended  September
30, 2005 was $2.2 million. This compares to net cash used in operating activities of $1.7 million in the same period in 2004. It is the first time Gasco has posted operating cash flow.

Operations
Gasco posted record quarterly production of 489 million cubic feet of natural gas equivalent (MMcfe) versus 138 MMcfe for the third quarter 2004, an increase of 254%. The average price received for sales of Gasco's natural gas and liquids was $8.02 per thousand cubic feet of gas (Mcf) and $62.40 per barrel of liquid hydrocarbons for the third quarter 2005. This compares to $5.84 per Mcf and $42.22 per barrel for the same period in 2004.

Gasco posted record nine-month production of 937 MMcfe versus 404 MMcfe for the same period in 2004, a 132% increase. For the nine months of 2005, the average price received for sales of Gasco's natural gas and liquids was $6.98 per Mcf and $55.93 per barrel of liquid hydrocarbons. This compares to $5.78 per Mcf and $37.07 per barrel for the same period in 2004.

During the first nine months of 2005, the company spudded 16 wells (11.1 net) and reached total depth on 14 gross wells (9.1 net wells) in the Riverbend area. Other activity included initial completion operations on 16 wells and the re-entry of nine wells to complete behind-pipe pay zones. Exiting the third

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quarter 2005,  Gasco had 35 gross wells on production and one  additional  gross well in completion. Currently, three drilling rigs are operating in the Riverbend project area, two for Gasco Energy and one drilling inside of the JVEA.

2005 CAPEX Increased to $50 Million
The Company's 2005 initial capital expenditure budget of $38 million has been increased to $50 million to allow for increased activity in the fourth quarter. Upon completion of its 2005 drilling program, Gasco anticipates that it will have spudded 22 wells, drilled and completed 20 wells (13 net) and conducted completion operations on two additional wells. The increased budget includes spudding two additional wells, initial completion operations on two wells, and increased costs associated with the company's drilling program.

Teleconference Call
A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EST on Friday, November 4, 2005 to discuss 2005 third quarter financial and operating results. You are invited to listen to the call which will be broadcast live over the Internet at www.gascoenergy.com. Included in the conference call will be a slide show highlighting financial and operating results. Gasco will also cover in detail the recently identified Blackhawk Formation Spring Canyon marine trend and its impact on exploitation opportunities in the Riverbend Project. The slides that accompany the conference call will be available at 9:00 a.m. EST at www.gascoenergy.com and will also be presented in conjunction with the webcast.

Date:             Friday, November 4, 2005

Time:             11:00 a.m. EST
                  10:00 a.m. CST
                   9:00 a.m. MST
                   8:00 a.m. PST

Call:             (866) 392-4171 (US/Canada) and (706) 634-6345 (International),
                   pass code 1843031

Internet:         Live and rebroadcast over the Internet:  log on to
                  www.gascoenergy.com
                  -------------------

Replay: Available through Monday, November 7 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using pass code 1843031and for 30 days at www.gascoenergy.com
                                                 -------------------

                [Financial and Operational Tables Accompany this
                        News Release in a Separate File]

   The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on Form
                          10-Q dated November 3, 2005.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future


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

periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

                                     --30--


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

                               GASCO ENERGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                    September 30,          December 31,
                                                                         2005                  2004
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                          $12,651,002          $ 25,717,081
  Restricted investment                                                3,575,000             3,535,055
  Short-term investments                                              10,000,000            27,000,000
  Accounts receivable
     Joint interest billings                                             204,788               429,779
     Revenue                                                           2,254,314               615,265
  Inventory                                                            1,836,054             1,009,914
  Prepaid expenses                                                       251,419               458,555
                                                                     -----------            ----------
          Total                                                      30,772,577             58,765,649
                                                                     -----------            ----------

PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
    Proved mineral interests                                          67,973,865            29,811,483
    Unproved mineral interests                                        13,003,729            18,449,330
    Gathering assets                                                   4,302,260             2,469,580
    Equipment                                                            118,144                89,900
  Furniture, fixtures and other                                          185,326               158,590
                                                                      ----------            ----------
           Total                                                      85,583,324            50,978,883
                                                                      ----------            ----------
  Less accumulated depreciation, depletion and amortization          (4,530,199)           (2,247,032)
                                                                     -----------           -----------
           Total                                                     81,053,125             48,731,851
                                                                     -----------            ----------

OTHER ASSETS
  Restricted investment                                                5,307,884             6,778,040
  Deferred financing costs                                             2,749,002             3,092,628
                                                                       ---------             ---------
           Total                                                       8,056,886             9,870,668
                                                                       ---------             ---------

TOTAL ASSETS                                                       $ 119,882,588         $ 117,368,168
                                                                   =============         =============











                 Accompanying notes are an integral part of the consolidated financial statements and are in Gasco's 10-Q filed on 11/3/05.




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





                               GASCO ENERGY, INC.
                     CONSOLIDATED BALANCE SHEETS (continued)
                                   (Unaudited)

                                                                              September 30,          December 31,
                                                                                  2005                   2004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                          $     598,616            $ 1,447,149
  Revenue payable                                                               1,340,885                334,765
  Advances from joint interest owners                                           1,235,305                891,999
  Accrued interest                                                              1,737,849                695,139
  Accrued expenses                                                              4,223,089              2,677,352
                                                                               ----------              ---------
           Total                                                               9,135,744               6,046,404
                                                                               ----------              ---------

NONCURRENT LIABILITES
   5.5% Convertible Senior Notes                                               65,000,000             65,000,000
   Asset retirement obligation                                                    167,745                108,566
   Deferred rent expense                                                           69,897                      -
                                                                               ----------             ----------
       Total                                                                   65,237,642             65,108,566
                                                                               ----------             ----------

STOCKHOLDERS' EQUITY
  Series B  Convertible  Preferred  stock - $.001  par  value;
    20,000 shares authorized; 763 shares issued and outstanding with a liquidation preference of $335,720 in 2005 and 2,255 shares issued and outstanding with a liquidation preference
    of $992,200 in 2004                                                                1                      2
  Common stock - $.0001 par value; 300,000,000 shares authorized;
     71,978,392 shares issued and 71,904,692 outstanding in 2005;
     70,590,909 shares issued and 70,517,209 shares outstanding in 2004             7,198                  7,059
  Additional paid in capital                                                   77,517,563             76,346,463
  Deferred compensation                                                          (337,982)              (512,440)
  Accumulated deficit                                                         (31,547,283)           (29,497,591)
  Less cost of treasury stock of 73,700 common shares                            (130,295)              (130,295)
                                                                              -----------             ----------
           Total                                                               45,509,202             46,213,198
                                                                              -----------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 119,882,588           $ 117,368,168
                                                                           ==============          =============











                 Accompanying notes are an integral part of the consolidated financial statements and are in Gasco's 10-Q filed on 11/3/05.



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





                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                  Three Months Ended
                                                                     September 30,
                                                        ---------------------------------------
                                                              2005                       2004

REVENUES
  Gas                                                   $  3,793,771                $  757,073
  Oil                                                        166,727                    60,252
  Gathering                                                  471,478                         -
  Interest income                                            264,751                    43,065
                                                           ---------                   -------
          Total                                            4,696,727                   860,390
                                                           ---------                   -------

OPERATING EXPENSES
  Lease operating                                            236,413                   179,241
  Gathering operations                                       267,792                         -
  Depletion, depreciation and amortization                 1,211,550                   283,522
  General and administrative                               1,323,376                   869,982
  Interest expense                                         1,008,293                    68,056
                                                           ---------                 ---------
           Total                                           4,047,424                 1,400,801
                                                           ---------                 ---------

NET INCOME (LOSS)                                            649,303                 (540,411)
Preferred stock dividends                                    (6,212)                  (23,754)
                                                           ---------               -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
   STOCKHOLDERS                                            $ 643,091               $ (564,165)
                                                           =========               ===========
NET INCOME (LOSS) PER COMMON SHARE
      BASIC                                                  $  0.01                 $  (0.01)
                                                             =======                 =========
      DILUTED                                                $  0.01                 $  (0.01)
                                                             =======                 =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
      BASIC                                               70,991,812                65,835,129
                                                          ==========                ==========
      DILUTED                                             75,838,798                65,835,129
                                                          ==========                ==========











                 Accompanying notes are an integral part of the consolidated financial statements and are in Gasco's 10-Q filed on 11/3/05.








                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                   Nine Months Ended
                                                                     September 30,
                                                           ----------------------------------------
                                                                  2005                      2004

REVENUES
  Gas                                                       $  6,268,928               $ 2,189,860
  Oil                                                            354,963                   156,138
  Gathering                                                      927,375                         -
  Interest income                                                979,708                    91,470
                                                               ---------                 ---------
          Total                                                8,530,974                 2,437,468
                                                               ---------                 ---------

OPERATING EXPENSES
  Lease operating                                                598,115                   596,053
  Gathering operations                                           684,320                         -
  Depletion, depreciation and amortization                     2,351,256                   784,861
  General and administrative                                   3,922,097                 2,633,216
  Interest expense                                             3,024,878                   228,816
                                                               ---------                 ---------
           Total                                              10,580,666                 4,242,946
                                                              ----------                 ---------

NET LOSS                                                     (2,049,692)               (1,805,478)

Preferred stock dividends                                       (27,433)                 (136,640)
                                                            ------------               -----------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS               $ (2,077,125)             $ (1,942,118)
                                                           =============             =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                  $  (0.03)                 $  (0.03)
                                                               =========                 =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                             70,661,070                61,289,142
                                                              ==========                ==========












                 Accompanying notes are an integral part of the consolidated financial statements and are in Gasco's 10-Q filed on 11/3/05.





                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                    Nine Months Ended
                                                                                      September 30,
                                                                                ----------------------------------
                                                                                  2005                    2004
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                      $(2,049,692)        $ (1,805,478)
  Adjustment to reconcile net loss to net cash used in operating activities
     Depreciation, depletion and impairment expense                                2,341,819              770,411
     Accretion of asset retirement obligation                                          9,437               14,450
     Stock compensation                                                              539,378              241,002
    Amortization of beneficial conversion feature                                          -               25,002
    Non-cash rent expense                                                             39,897                    -
    Landlord incentive payment                                                        30,000                    -
    Amortization of deferred financing costs                                         343,626               27,930
     Changes in operating assets and liabilities:
        Accounts receivable                                                      (1,414,058)               74,489
      Inventory                                                                    (826,140)                    -
      Prepaid expenses                                                               207,136              155,865
        Accounts payable                                                           (988,953)          (1,296,167)
      Revenue payable                                                              1,006,120                8,427
      Advances from joint interest owners                                            343,306              971,272
        Accrued interest                                                           1,042,710                    -
        Accrued expenses                                                           1,545,737            (908,416)
                                                                                   ---------          -----------
                Net cash provided by (used in) operating activities                2,170,323          (1,721,213)
                                                                                   ---------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                                       (85,388)             (50,575)
  Cash paid for acquisitions, development and exploration                       (35,356,065)         (12,187,200)
  Proceeds from property sales                                                       828,102            4,314,984
  Proceeds from sale of short-term investments                                    17,000,000                    -
  Cash designated as restricted                                                    (208,331)                    -
  Cash undesignated as restricted                                                  1,638,542              250,000
                                                                                ------------          -----------
               Net cash used in investing activities                            (16,183,140)          (7,672,791)
                                                                                ------------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Preferred dividends                                                               (21,501)             (26,962)
  Exercise of options to purchase common stock                                       968,239               33,336
  Proceeds from sale of common stock                                                       -           21,500,001
  Cash paid for offering costs                                                             -          (1,429,659)
                                                                                -------------         -----------
  Net cash provided by financing activities                                          946,738           20,076,716
                                                                                ------------          -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                   (13,066,079)           10,682,712

CASH AND CASH EQUIVALENTS:

    BEGINNING OF PERIOD                                                           25,717,081            3,081,109
                                                                                  ----------           ----------
    END OF PERIOD                                                               $ 12,651,002         $ 13,763,821
                                                                                ============         ============

                 Accompanying notes are an integral part of the consolidated financial statements and are in Gasco's 10-Q filed on 11/3/05.

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